Exhibit 99.1

Dendrite Reports Preliminary Fourth Quarter and Full Year Revenues and Operating Earnings

Bedminster, N.J., February 15, 2007 - Dendrite International, Inc. (NASDAQ: DRTE) today preliminarily reported its revenues and operating earnings for the full year and fourth quarter ended December 31, 2006.  The Company announced that it is not yet releasing full 2006 earnings pending finalization of its 2006 tax rate and other tax-related items discussed below.

Fourth Quarter Results

Revenues for the quarter were $111.4 million, compared to revenues of $108.4 million in the prior year period, an increase of 3% and consistent with the revenue outlook the Company provided in December.

On a GAAP basis, the Company reported a fourth quarter 2006 operating loss of approximately $12.5 million.  This loss includes approximately $0.6 million of compensation expense (related to stock options and shares issued under the Company’s employee stock purchase plan), $14.6 million in severance, asset impairment and other restructuring charges, $3.4 million of other non-restructuring items related to the Company’s Operational Effectiveness (OE) Program and $3.6 million of strategic consulting and other items.

Full Year Results

Revenues for the year ended December 31, 2006 were $423.9 million, down 3% from the prior year.

For the full year 2006, the Company reported, an operating loss on a GAAP basis of approximately $20.2 million.  This loss includes approximately $4.3 million of compensation expense (related to stock options and shares issued under the Company’s employee stock purchase plan), $29.8 million in severance, asset impairment and other restructuring charges, $3.8 million of other non-restructuring items related to the Company’s OE Program and $10.0 million of strategic consulting and other items.

“Over the past year, Dendrite’s business has gone through a period of significant change, which will better position the Company for future growth.  During the year, we reduced costs and restructured our business to be leaner and more effective.  In addition, over the past quarter, we began developing customer advisory boards worldwide and shifted product development to a global scale, which will better align our product set with customer needs,” said Joe Ripp, President and COO

Segment Results

Sales solutions

Sales solutions fourth quarter revenue of $71.9 million increased 3% versus the same period of the prior year.  Sales solutions operating income in the fourth quarter 2006 was $6.6 million, compared to $9.1 million in the fourth quarter of 2005, which includes approximately $7.3 million dollars in restructuring charges. The remaining reduction in income is due largely to reduced ongoing spending by its largest customer, partially offset by a one-time contract payment in the fourth quarter 2006.

For the full year, Sales solutions revenue was down 9%, reflecting reduced spending by the Company’s largest customer.   Full year 2006 operating income for Sales solutions was $40.2 million versus $65.6 million in 2005.  This income includes $13.8 million of restructuring charges and the impact of a reduction in revenue and profits from its largest customer.

Marketing solutions

Marketing solutions revenue declined 1% compared to $32.5 million in the fourth quarter 2005.  Marketing solutions reported an operating loss of approximately $4.5 million dollars in the fourth quarter 2006 compared to operating income of approximately $1.1 million in the fourth quarter of 2005.  Operating income includes approximately $3.3 million of restructuring charges in this segment during the fourth quarter.

For the full year 2006, revenue grew 10% to $122.9 million. The operating loss was $12.8 million, as compared to a $2.5 million operating loss in 2005.  This figure includes $6.2 million of restructuring charges.

Emerging solutions

Emerging solutions revenue increased 28% to $7.0 million in the fourth quarter 2006 compared to the prior year.  The segment reported an operating loss of $0.7 million dollars in the fourth quarter 2006, compared to an operating loss of $0.4 million dollars in the fourth quarter 2005.  Losses in the Company’s Clinical business offset profits generated by the Company’s Compliance offerings.

For the full year, revenue was $26.7 million, up 9% versus last year primarily driven by the Compliance business which grew 16%.  The segment reported a 2006 operating loss of  $1.0 million versus operating income of $0.5 million in 2005.  Restructuring charges of $45 thousand dollars and $113 thousand were incurred in the fourth quarter and full year respectively.

Corporate segment

The corporate segment reported expenses of $13.9 million in the fourth quarter of 2006 compared to expenses of $8.1 million in the fourth quarter of 2005.  Beginning in January of this year, the Company adopted FAS 123(R), and as a result, reported, approximately $0.6 million related to stock option expense and about $0.6 million for incremental restricted stock in the fourth quarter.  Fourth quarter 2006 expenses also include approximately $3.9 million of charges related to restructuring.  A further $2.2 million increase in Corporate segment expense is attributable to consulting costs relating to the OE Program and other strategic initiatives.

For full year 2006, the corporate segment reported $46.6 million of expense versus $27.4 million in 2005.  2006 includes $9.7 million of restructuring compared with $9.4 million of restructuring in 2005, approximately $4.4 million primarily related to stock option expense and $2.8 million incremental restricted stock unit expense in 2006.  A further $7.5 million is attributable to consulting costs relating to our OE program and other strategic initiatives.

Summary of Key Balance Sheet Items

The Company generated $1.0 million of cash from operations in the fourth quarter 2006 and $36.2 million for the full year 2006.

Days sales outstanding (DSO) was 58 days, remaining below the Company’s target of 60 to 63 days.

The Company ended 2006 with $78.4 million in cash and cash equivalents.

Total capital expenditures were approximately $7.5 million in the fourth quarter 2006 and approximately $17.5 million in full year 2006. Over $3 million of fourth quarter capital spend was incurred in order to implement the consolidation of the Company’s US Support Services facilities.

Tax Items

The Company is not yet releasing full 2006 earnings pending completion of its analysis and review of its 2006 tax rate and other tax-related items.  Dendrite currently estimates its full year 2006 tax provision to be in the range of $8 to $12 million.  In addition, the Company is in the process of completing a worldwide historical analysis of its income tax accounting which includes the impact of the January 1, 2007 adoption of FIN 48, as well as other tax matters.  Based upon the Company’s preliminary analysis, Dendrite has identified up to $10 million of potential tax exposures primarily within its European operations, a significant portion of which may relate to prior periods.  Upon completion of the Company’s review of all income tax and other tax related matters, the Company will determine whether any prior period adjustment related to these matters would be required.  The Company currently believes that any adjustments related to such matters  will be no more than $3 million in any annual prior period.  The Company currently expects to provide its full 2006 earnings results, including the 2006 tax provision and the impact of any required prior period adjustments in its future public filings.

Business Highlights

Sales solutions

•                  In the US, signed a one-year services contract extension with one of the Company’s largest clients

•                  In Europe, secured multiple agreements for Sales Effectiveness software and services, adding over 1,000 new users. In addition, the Company also renewed an existing contract in Italy for an additional 1,500 users.

•                  In Asia, signed three agreements with new customers for j-forceNET™, and of the three companies, two also signed agreements for j-forceWIRELESS™.

Marketing solutions

•                  In the US, signed 18 agreements with several customers, including 13 with three leading pharmaceutical companies for Persistence Campaigns and Campaign Management programs with a total contract value exceeding $ 2.7 million.

•                  In Europe, continued to see significant growth in strategic marketing solutions purchased by clients at a regional level for deployment in local EU markets. The company secured more than 300 projects for DocScan™, Physician Connect™, and Market Research.

•                  Launched Pharbase™, its premier physician database service, in Korea and executed agreements with four charter clients. Pharbase is also gaining significant traction in Eastern Europe, particularly in the Russian market.

•                  Launched Physician Connect™ in Latin America and also signed its first customer in the region.

•                  Launched Medical Dialogue™ product in Canada.

Emerging solutions

•                  Saw significant growth in its Emerging Solutions business, highlighted by a comprehensive State Monitor agreement signed with Healthpoint/Coria, and significant agreements to perform sales representative closeouts and asset retrieval services for two out of the of top five U.S.-based pharmaceutical companies.

•                  Launched its first ever comprehensive auditing program for detecting off-label promotion by sales representatives and medical liaisons

Other

•                  Completed the restructuring of its Asia Pacific operations, setting up new regional headquarters in Singapore.

2007 Outlook

The Company maintains its 2007 outlook provided on December 14, 2006.  The Company’s revenue is expected to be in the range of approximately $430 to $445 million.  Based on achieving revenue at these levels, Dendrite currently anticipates 2007 adjusted EPS in the range of approximately $0.45 to $0.52 per diluted share.  Adjusted EPS excludes approximately $0.01 to $0.02 per diluted share of compensation expense (related to stock options and shares issued under the Company’s employee stock purchase plan).  GAAP EPS is therefore expected to be in the range of $0.43 to $0.51 per diluted share.

ABOUT DENDRITE

Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global pharmaceutical industry.  The Company’s clients are located in more than 50 countries and include the world’s top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Investor Relations
Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

FORWARD LOOKING INFORMATION:   This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations.  In addition, our preliminary financial expectations for completed periods included or referenced in this release or as part of our webcast conference call are preliminary, and are subject to significant adjustment and change based on or resulting from completion of management review and completion of our audit by our independent registered public accounting firm.

Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks associated with potential significant adjustment and change based on or resulting from completion of our review of financial results and financial position for completed periods included or referenced in this release or as part of our webcast conference call or from completion of our audit by our independent registered public accounting firm; risks which may result from our dependence on the pharmaceutical industry; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers, including the risk associated with our largest customer’s plans to transition a significant portion of its U.S. sales force effectiveness services needs; fluctuations in quarterly revenues due to lengthy sales and implementation cycles; our ability to successfully implement our Operational Effectiveness program and to achieve the cost savings in the amounts and time periods expected or budgeted; changes in demand for our products and services attributable to any weakness  experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; any difference between estimated and actual stock option expense; and risks associated with our previously announced review of strategic options and with any transaction occurring or being consummated at any subsequent time.  Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K under “Factors That May Affect Future Results” and its 10-Qs and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements, even if such results or changes make it clear that any such projected results will not be achieved. Any outlook and other forward-looking information is as of the date of this release only.  At any such time in the future as the Company may provide revenue, earnings and other outlook information, prior related outlook should no longer be considered current. Our outlook and other forward-looking information do not take into account or reflect any possible future acquisitions, dispositions or similar transactions which may occur.

TABLE 1
DENDRITE INTERNATIONAL, INC.

SELECTED CONSOLIDATED STATEMENTS OF OPERATIONS ITEMS - PRELIMINARY

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,
	2006		%	2005		%	Change
Revenues:
Services & Technology:
Sales solutions	$71,940		64.6%	$69,984		64.6%	3%
Marketing solutions	32,490		29.2%	32,958		30.4%	-1%
Emerging solutions	6,951		6.2%	5,425		5.0%	28%
Total revenues	111,381		100.0%	108,367		100.0%	3%

Operating Costs & Expenses:
Operating costs (including shipping)	61,112	(1)	54.9%	62,498		57.7%	-2%
Selling, general and administrative	45,010	(2)(3)	40.4%	41,673	(4)	38.5%	8%
Research and development	2,206		2.0%	1,479		1.4%	49%
Restructuring and other charges	14,564	(5)	13.1%	—		0.0%	NM
Amortization of acquired intangible assets	1,007		0.9%	1,091		1.0%	-8%
Total operating costs & expenses	123,899		111.2%	106,741		98.5%	16%

Operating (loss) income	(12,518)		-11.2%	1,626		1.5%	NM

Interest income, net	(708)		-0.6%	(310)		-0.3%	128%
Other expense, net	235		0.2%	(12)		0.0%	NM

(Loss) income before income tax expense	$(12,045	) (6)	-10.8%	$1,948	(6)	1.8%	NM

Basic and diluted shares:
Basic	43,852			43,427
Diluted	43,852			45,175

(1)                Includes $2,594 of costs related to implementing the Operational Effectiveness program.

(2)                Includes $800 of costs related to implementing the Operational Effectiveness program.

(3)                Includes $544 out of $616 total stock-based compensation expense from the adoption of SFAS 123(R) and $887 out of $906 total restricted stock expense.

(4)                Includes $337 of restricted stock expense.

(5)                $11,122 of severance expense and $3,442 of a facility and other charges.

(6)                Income tax expense, net (loss) income and net (loss) income per share are not present because we are finalizing our tax numbers in all our jurisdictions, as well as completing our review under FIN 48, primarily related to tax items relating to prior periods.

NM - Not meaningful.

Note: These results are preliminary and are subject to adjustment and change as a result of completion of management review (including tax review) and completion of our audit.  The above does not purport to be a full consolidated statement of operations presented in accordance with GAAP.

TABLE 2
DENDRITE INTERNATIONAL, INC.

SELECTED CONSOLIDATED STATEMENTS OF OPERATIONS ITEMS - PRELIMINARY

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	For the Years Ended December 31,
	2006		%	2005		%	Change
Revenues:

Services & Technology:
Sales solutions	$274,257		64.7%	$300,624		68.8%	-9%
Marketing solutions	122,904		29.0%	112,049		25.6%	10%
Emerging solutions	26,704		6.3%	24,567		5.6%	9%
Total revenues	423,865		100.0%	437,240		100.0%	-3%

Operating Costs & Expenses:
Operating costs (including shipping)	236,433	(1)	55.8%	236,230		54.0%	0%
Selling, general and administrative	166,717	(2)(3)	39.3%	144,931	(4)	33.1%	15%
Research and development	7,042		1.7%	6,094		1.4%	16%
Restructuring and other charges	29,802	(5)	7.0%	9,372	(6)	2.1%	218%
Amortization of acquired intangible assets	4,137		1.0%	4,431		1.0%	-7%
Total operating costs & expenses	444,131		104.8%	401,058		91.7%	11%

Operating (loss) income	(20,266)		-4.8%	36,182		8.3%	-156%

Interest income, net	(2,310)		-0.5%	(625)		-0.1%	270%
Other expense, net	312		0.1%	20		0.0%	NM

(Loss) income before income tax expense	$(18,268	)(7)	-4.3%	$36,787	(7)	8.4%	149%

Basic and diluted shares:
Basic	43,692			42,861
Diluted	43,692			44,223

(1)     Includes $2,820 of costs related to implementing the Operational Effectiveness program.

(2)                Includes $984 of costs related to implementing the Operational Effectiveness program.

(3)                Includes $4,087 out of $4,339 total stock-based compensation expense from the adoption of SFAS 123(R) and $3,100 out of $3,150 total restricted stock expense.

(4)                Includes $440 of restricted stock expense.

(5)                $21,370 of severance expense, $4,454 of an asset impairment charge and $3,978 of a facility and other charges.

(6)                $7,649 of facility related charges and $1,723 of severance expense.

(7)                Income tax expense, net (loss) income and net (loss) income per share are not present because we are finalizing our tax numbers in all our jurisdictions, as well as completing our review under FIN 48, primarily related to tax items relating to prior periods.

NM-Not Meaningful

Note: These results are preliminary and are subject to adjustment and change as a result of completion of management review (including tax review) and completion of our audit.  The above does not purport to be a full consolidated statement of operations presented in accordance with GAAP.

TABLE 3
DENDRITE INTERNATIONAL, INC.

SEGMENT REVENUE, OPERATING INCOME (LOSS) AND RESTRUCTURING
AND OTHER CHARGES - PRELIMINARY

(IN THOUSANDS)
(UNAUDITED)

	For the Three Months Ended December 31, 2006
	Sales Solutions		Marketing Solutions		Emerging Solutions		Corporate		Total
Revenue	$71,940		$32,490		$6,951		$—		$111,381
Operating income (loss)	$6,606	(1)	$(4,541	) (2)	$(670	) (3)	$(13,912	) (4)	$(12,518)
Restructuring charges	$7,252		$3,338		$45		$3,929		$14,564

	For the Three Months Ended December 31, 2005
	Sales Solutions	Marketing Solutions	Emerging Solutions	Corporate	Total
Revenue	$69,984	$32,958	$5,425	$—	$108,367
Operating income (loss)	$9,147	$1,082	$(449)	$(8,152)	$1,627
Restructuring charges	$—	$—	$—	$—	$—

	For the Year Ended December 31, 2006
	Sales Solutions		Marketing Solutions		Emerging Solutions		Corporate		Total
Revenue	$274,257		$122,904		$26,704		$—		$423,865
Operating income (loss)	$40,247	(5)	$(12,842	) (6)	$(1,048	) (7)	$(46,623	) (8)	$(20,266)
Restructuring charges	$13,770		$6,221		$113		$9,698		$29,802

	For the Year Ended December 31, 2005
	Sales Solutions	Marketing Solutions	Emerging Solutions	Corporate	Total
Revenue	$300,624	$112,049	$24,567	$—	$437,240
Operating income (loss)	$65,578	$(2,484)	$522	$(27,434)	$36,182
Restructuring charges	$—	$—	$—	$9,372	$9,372

(1)            Includes $2,757 of costs related to implementing the Operational Effectiveness program.

(2)            Includes $494 of costs related to implementing the Operational Effectiveness program.

(3)            Includes $14 of costs related to implementing the Operational Effectiveness program.

(4)            Includes $129 of costs related to implementing the Operational Effectiveness program.

(5)            Includes $3,029 of costs related to implementing the Operational Effectiveness program.

(6)            Includes $522 of costs related to implementing the Operational Effectiveness program.

(7)            Includes $14 of costs related to implementing the Operational Effectiveness program.

(8)            Includes $239 of costs related to implementing the Operational Effectiveness program.

Note: These results are preliminary and are subject to adjustment and change as a result of completion of management review (including tax review) and completion of our audit.  The above does not purport to be a full segment financial statement presented in accordance with GAAP

TABLE 4

DENDRITE INTERNATIONAL, INC.

SELECTED BALANCE SHEET AND CASH FLOWS INFORMATION - PRELIMINARY

(IN THOUSANDS)

(UNAUDITED)

	Year Ended December 31,
	2006	2005
Net cash provided by operating activities	$36,215	$44,126
Net cash used in investing activities	(27,630)	(51,196)
Net cash provided by financing activities	2,275	10,062
Effect of foreign exchange rate changes on cash	1,350	(867)
Net increase in cash and cash equivalents	12,210	2,125
Cash and cash equivalents, beginning of year	66,145	64,020
Cash and cash equivalents, end of period	$78,355	$66,145

	December 31,	December 31,
	2006	2005
Accounts receivable, net	$71,358	$80,167
Accounts receivable days sales outstanding	58	67

Note: These results are preliminary and are subject to adjustment and change as a result of completion of management review (including tax review) and completion of our audit.  The above does not purport to be a full balance sheet or cash flows statements presented in accordance with GAAP.